Exhibit 4.2

THE SCOTTS MIRACLE-GRO COMPANY, as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

_________________
5.250% Senior Notes due 2026

THIRD SUPPLEMENTAL INDENTURE DATED AS OF
March 29, 2021
TO THE INDENTURE DATED AS OF
December 15, 2016
_________________

THIRD SUPPLEMENTAL INDENTURE
This THIRD SUPPLEMENTAL INDENTURE, dated as of March 29, 2021 (this “Third Supplemental Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor, the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) (the “Existing Guarantors”), AeroGrow International, Inc., a Nevada corporation (“Aero”), Scotts Live Goods Holdings, Inc., an Ohio corporation (“SLG,” and together with Aero, the “New Guarantors”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to herein (such corporation and any successor, the “Trustee”). The New Guarantors and the Existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.” Capitalized terms not otherwise defined in this Third Supplemental Indenture will have the meanings given to them in the Indenture (as defined below).
WITNESSETH:
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of December 15, 2016, as supplemented by that First Supplemental Indenture, dated as of July 17, 2018, and as further supplemented by that Second Supplemental Indenture, dated as of March 24, 2020 (the “Indenture”), relating to the Company’s 5.250% Senior Notes due 2026 (the “Securities”);
WHEREAS, pursuant to Section 9.01(5) of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add any Person as a Guarantor; and
WHEREAS, all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture have been complied with.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Joinder of New Guarantors. The New Guarantors hereby join in the Indenture as a “Guarantor” thereunder. The New Guarantors hereby assume the duties and obligations of Guarantors under the Indenture. The New Guarantors agree to keep and perform all of the covenants, obligations and conditions of Guarantors under the Indenture, on the terms and subject to the conditions set forth in Article X of the Indenture, and to be bound by all other applicable provisions of the Indenture. Upon request from time to time by the Trustee, the New Guarantors shall execute and deliver to the Trustee a notation relating to the New Guarantors’ Guarantee, substantially in the form attached as Exhibit E to the Indenture.

3.Effect of Third Supplemental Indenture. Except as amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.
4.Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Third Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
6.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
7.Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.

COMPANY:
THE SCOTTS MIRACLE-GRO COMPANY
By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Vice President and Corporate Treasurer

NEW GUARANTORS:
AEROGROW INTERNATIONAL, INC. SCOTTS LIVE GOODS HOLDINGS, INC.
By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Vice President and Treasurer

EXISTING GUARANTORS:
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SCOTTS TEMECULA OPERATIONS, LLC
SMG GROWING MEDIA, INC.
SMGM LLC
THE SCOTTS COMPANY LLC
1868 VENTURES LLC

By:	/S/ GREGORY A. LIENING
Name:	Gregory A. Liening
Title:	Vice President, Tax & Risk and Assistant Secretary

S-1

HAWTHORNE HYDROPONICS LLC THE HAWTHORNE GARDENING COMPANY
By:	/S/ ALBERT J. MESSINA
Name:	Albert J. Messina
Title:	Vice President and Treasurer

HGCI, INC.
By:	/S/ ALBERT J. MESSINA
Name:	Albert J. Messina
Title:	Vice President

OMS INVESTMENTS, INC. SWISS FARMS PRODUCTS, INC. SCOTTS-SIERRA INVESTMENTS LLC
By:	/S/ GREGORY A. LIENING
Name:	Gregory A. Liening
Title:	President and CEO

GENSOURCE, INC.
By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Treasurer

S-2

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION
By:	/S/ KATHERINE ESBER
Name:	Katherine Esber
Title:	Vice President

S-3